Exhibit 23.3
CONSENT OF PRICEWATERSHOUSECOOPERS LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2005 relating to the financial statements and financial statement schedule, which appears in PlanetOut Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
April 21, 2006